EXHIBIT 5

LUSE GORMAN, PC
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

June 27, 2019

Board of Directors
Provident Financial Services, Inc.
239 Washington Street
Jersey City, New Jersey 07302

Re:	Provident Financial Services, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 2,861,984 shares of common stock, $0.01 par value per share (the “Shares”), of Provident Financial Services, Inc. (the “Company”) to be issued pursuant to the Provident Financial Services, Inc. 2019 Long-Term Equity Incentive Plan (the “LTIP”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the Company’s Registration Statement on Form S-8 (the “Form S-8”) to be filed with the Securities Exchange Commission (the “Commission”) under the Securities Act, on the date hereof; (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the By-Laws of the Company, as amended to date and currently in effect, (iv) the LTIP, (iv) certain resolutions of the board of directors of the Company relating to the approval of the LTIP, the filing of the Registration Statement and certain related matters; and (v) applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Shares of the Company, when issued in accordance with the terms and conditions of the LTIP, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8 and shall not be used for any other purpose or relied upon by any other person without the prior express written consent of this firm.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement on the Form S-8.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC